EXHIBIT 3.1

(Reference Translation)

ARTICLES OF INCORPORATION

Amended as of June 29, 2016

MINEBEA CO., LTD.

ARTICLES OF INCORPORATION

OF

MINEBEA CO., LTD.

CHAPTER I

GENERAL PROVISIONS

(Trade Name)

Article 1

The trade name of the Company shall be MINEBEA MITSUMI Kabushiki Kaisha. In English translation, it shall be expressed and referred to as follows:

MINEBEA MITSUMI Inc.

(Purpose)

Article 2

The purpose of the Company shall be to engage in the following lines of business:

1.	Manufacture, sale, export and import of the following:

(1)	steel balls, ball bearings, and bearing-related products;

(2)	electric rotating components, control devices and gear trains;

(3)	semiconductor elements, optical elements, electronic devices and precision machinery;

(4)	equipment loaded on aircraft or flight object, parts, components and materials thereof or therefore, and machinery and equipment related thereto;

(5)	electronic sound instruments;

(6)	fasteners and metal products and jigs related thereto;

(7)	ordinary and special steel wires, and steel bars and rods;

(8)	fire-treated products, handguns and other firearms;

(9)	measuring equipment and detecting instruments;

(10)	household electric appliances, electric machinery and equipment, industrial machinery and equipment, telecommunications equipment and machinery and equipment related thereto, machinery and equipment for vehicle applications and relevant peripheral equipment, and scientific and chemical equipment and instruments;

(11)	wheels and other important parts for motor vehicles;

(12)	non-ferrous metal die casting;

(13)	parking facilities and parts thereof; and

(14)	machinery, equipment, parts and components required for the manufacture of any of the foregoing products;

2.	Manufacture, sale, marketing, repair, export and import of medical instruments;

3.	Consulting business relating to various measuring operations, and design and engineering supervision as well as contract for electrical work;

4.	Heat treating and surface treating;

5.	Sheet metal processing and pressing;

6.	Purchase, sale, leasing, brokerage and management of real estate;

7.	Money lending;

8.	Any and all other business incidental or relating to any of the foregoing; and

9.	Securities investment.

(Location of Head Office)

Article 3

The head office of the Company shall be located at Miyota-machi, Kitasaku-gun, Nagano Prefecture, Japan.

(Organizational Bodies)

Article 4

The Company shall establish the following organizations in addition to the shareholders’ meetings and Directors.

(1) Board of Directors

(2) Audit & Supervisory Board Members

(3) Audit & Supervisory Board

(4) Accounting Auditor(s)

(Method of Public Notices)

Article 5

Public notices of the Company shall be given by electronic means. Provided, however, if the Company is unable to give public notices by electronic means due to an accident or any other unavoidable reason, public notices may be given in the Nihon Keizai Shinbun.

CHAPTER II

SHARES

(Total Number of Shares Authorized to be Issued)

Article 6

The total number of shares authorized to be issued by the Company shall be one  billion (1,000,000,000).

(Share Unit)

Article 7

The number of shares which will constitute one full unit of shares of the Company shall be one hundred (100).

(Request for Additional Purchase of Shares Less Than One Unit)

Article 8

A shareholder who holds shares constituting less than one full unit of the Company’s shares may request the Company to sell its shares constituting one unit in exchange for fractions of one unit of shares, which, when added, constitute one full unit of shares.

(Agent to Manage Shareholders Registry)

Article 9

The Company shall have a transfer agent to manage shareholders registry. The transfer agent to manage shareholders registry and its business handling place shall be determined by a resolution of the Board of Directors.

The preparation and retention of the register of shareholders of the Company, the original register of stock acquisition rights of the Company and other operations relating thereto shall be outsourced to the transfer agent, and shall not be handled by the Company itself.

(Share Handling Regulations)

Article 10

The procedures and fees in connection with the handling of shares of the Company shall be in accordance with the Share Handling Regulations as established by the Board of Directors.

(Record Date)

Article 11

Shareholders recorded in the shareholders registry as of the close of business on the last day of each business year shall be deemed to be the shareholders entitled to vote at the ordinary shareholders’ meeting pertaining to such business year.

Unless otherwise provided for in the preceding paragraph, the Company may, whenever necessary, by a resolution of the Board of Directors and by giving prior public notice, deem that any shareholders or registered pledgees recorded in the register of shareholders as of the close of business on a specified date be those entitled to exercise their rights as shareholders or pledgees.

CHAPTER III

SHAREHOLDERS’ MEETINGS

(Convening)

Article 12

An ordinary shareholders’ meeting shall be convened in June of each year, and an extraordinary shareholders’ meeting shall be convened from time to time whenever the need arises.

(Chairperson)

Article 13

The chairperson at shareholders’ meetings shall be assumed by the Representative Director, or in case that more than one person are elected as Representative Directors, or that the office of Representative Officer is vacant or he or she is unable to act, another Director shall act in his or her place as the chairperson thereof in accordance with an order of priority previously determined by a resolution of the Board of Directors.

(Internet Posting of Reference Materials for Shareholders’ Meetings and Deemed Provision of Information)

Article 14

The Company may, in convening a shareholders’ meeting, deem to have provided information about the matters to be stated or indicated in reference materials for shareholders’ meetings, business reports, financial statements and consolidated financial statements to the shareholders by disclosing such information through posting it on the Internet in accordance with the Ordinance of the Ministry of Justice.

(Exercise of Voting Rights by Proxy)

Article 15

A shareholder may exercise his or her voting rights of the Company by proxy who is a shareholder of the Company with voting rights; provided, however, that the shareholder or the proxy shall file with the Company a document establishing his or her power of representation at each shareholders’ meeting.

(Method of Resolutions)

Article 16

Unless otherwise provided for in the applicable laws or ordinances or in the Articles of Incorporation, the resolutions of shareholders’ meetings shall be adopted by a majority of the votes of shareholders present and entitled to exercise voting rights.

Resolutions presented to a shareholders’ meeting of the Company pursuant to Article 309, Paragraph 2 of the Companies Act shall be adopted in case the shareholders having one-third (1/3) or more of the total voting rights of shareholders entitled to exercise voting rights are present at the said meeting and the resolutions are approved by two-thirds (2/3) or more of the votes of the shareholders present.

CHAPTER IV

DIRECTORS AND THE BOARD OF DIRECTORS

(Total Number of Directors)

Article 17

The Company shall have not more than ten (10) Directors.

(Election of Directors)

Article 18

Directors shall be elected by a resolution of a shareholders’ meeting attended by the shareholders having one-third (1/3) or more of the shareholders entitled to exercise voting rights and approved by the majority of the votes of the shareholders present.

No cumulative voting shall be used with respect to the resolution for the election of Directors.

(Representative Directors and Directors with Specific Titles)

Article 19

By a resolution of the Board of Directors, a Representative Director or Representative Directors shall be elected.

By a resolution of the Board of Directors, one each of (1) Chairman of the Board of Directors, and (1) Vice Chairman of the Board of Directors may be elected.

(Duties of the Board of Directors)

Article 20

Chairman of the Board of Directors shall oversee the broad outlines and principles of all business affairs of the Company, and Vice-Chairman of the Board of Directors shall assist the Chairman of the Board of Directors. A Representative Director shall represent the Company and shall supervise and manage the progress of business execution of the Company in all areas of its operations.

In case the Chairman of the Board of Directors is unable to act, the Vice-Chairman of the Board of Directors shall act in his or her place as the acting Chairman of the Board of Directors.

In case the Representative Director is unable to act, one of the other Directors shall act in his or her place as the acting Representative Director according to the order previously determined by a resolution of the Board of Directors.

(Term of Office of Directors)

Article 21

The term of office of Directors shall expire at the conclusion of the ordinary shareholders’ meeting pertaining to the last business year ending within one (1) year after their election.

(Remuneration, etc. for Directors)

Article 22

Remuneration, bonuses and other financial benefits given by the Company in consideration of the performance of duties (hereinafter referred to as the “Remuneration, etc.”) to Directors shall be determined by resolution of a shareholders’ meeting.

(Chairperson and Convening of Meetings of the Board of Directors)

Article 23

A meeting of the Board of Directors shall be convened by Representative Director, by whom each of such meetings shall be chaired. In case, however, more than one person are elected as Representative Directors, or that the office of the Representative Director is vacant or he or she is unable to act, another Director shall act in his or her place as the chairperson thereof in accordance with an order of priority previously determined by a resolution of the Board of Directors.

Notice of a meeting of the Board of Directors shall be dispatched to each Director and each Audit & Supervisory Board Member at least three (3) days prior to the date set for the meeting; provided, however, that in case of emergency, such period may be shortened.

(Method of the Resolutions of the Board of Directors and Omission of Resolutions)

Article 24

Resolutions of the Board of Directors shall be adopted by a majority of the Directors present, which present directors shall constitute, in number, a majority of the total number of Directors entitled to vote.

Provided that the requirements listed in Article 370 of the Companies Act are met, it will be considered to be resolved at the Board of Directors.

(Counselors and Advisers)

Article 25

The Board of Directors may appoint Counselor(s), Advisor(s) and the like based upon its resolution, and may decide remuneration for them.

(Regulations of the Board of Directors)

Article 26

Other matters concerning the Board of Directors shall be handled in accordance with the Regulations of the Board of Directors established by the Board of Directors.

(Exemption from Liability of Directors)

Article 27

The Company may exempt Directors (including former Directors) as provided in Article 423, Paragraph 1 of the Companies Act from liability to the extent permitted by laws and ordinances upon a resolution of the Board of Directors in accordance with Article 426, Paragraph 1 of same. The Company may execute agreements limiting liability as provided in Article 423, Paragraph 1 of the Companies Act with Directors (excluding Executive Directors, etc.) in accordance with Article 427, Paragraph 1 of same. However, the maximum amount of liability prescribed in said agreements shall be an amount stipulated by applicable laws and ordinances.

CHAPTER V

AUDIT & SUPERVISORY BOARD MEMBERS AND AUDIT & SUPERVISORY BOARD

(Number of Audit & Supervisory Board Members)

Article 28

The total number of Audit & Supervisory Board Members of the Company shall not be more than five (5).

(Election of Audit & Supervisory Board Members)

Article 29

Audit & Supervisory Board Members shall be elected by resolution of a shareholders’ meeting attended by the shareholders having one-third (1/3) or more of the shareholders entitled to exercise voting rights, and approved by the majority of the votes of the shareholders present.

(Term of Office of Audit & Supervisory Board Members)

Article 30

The term of office of each Audit & Supervisory Board Member shall expire at the conclusion of the ordinary shareholders’ meeting pertaining to the last business year ending within four (4) years after his or her election as an Audit & Supervisory Board Member.

The term of office of each Audit & Supervisory Board Member elected to fill a vacancy for a retiring or retired Audit & Supervisory Board Member who retired during his or her tenure shall be the same as the remaining term of office of the retiring or retired Audit & Supervisory Board Member.

(Remuneration, etc. for Audit & Supervisory Board Members)

Article 31

Remuneration, etc. for Audit & Supervisory Board Members shall be determined by a resolution of a shareholders’ meeting.

(Standing Audit & Supervisory Board Member)

Article 32

Standing Audit & Supervisory Board Members shall be elected by a resolution of the Audit & Supervisory Board.

(Convening of Meetings of the Audit & Supervisory Board)

Article 33

Notice of a meeting of the Audit & Supervisory Board shall be dispatched to each Audit & Supervisory Board Member at least three (3) days prior to the date of such meetings; provided, however, that such period may be shortened in case of emergency.

(Method of Resolutions of the Audit & Supervisory Board)

Article 34

Unless otherwise provided for in the applicable laws or ordinances, resolutions of the Audit & Supervisory Board shall be adopted by a majority of the Audit & Supervisory Board Members.

(Regulations of the Audit & Supervisory Board)

Article 35

Other matters concerning the Audit & Supervisory Board shall be handled in accordance with the Regulations of the Audit & Supervisory Board established by the Audit & Supervisory Board.

(Exemption from Liability of Audit & Supervisory Board Members)

Article 36

The Company may exempt Audit & Supervisory Board Members (including former Audit & Supervisory Board Members) as provided in Article 423, Paragraph 1 of the Companies Act from liability to the extent permitted by laws and ordinances upon a resolution of the Board of Directors in accordance with Article 426, Paragraph 1 of same.

The Company may execute agreements limiting liability as provided in Article 423, Paragraph 1 of the Companies Act with Audit & Supervisory Board Members in accordance with Article 427, Paragraph 1 of same. However, the maximum amount of liability prescribed in said agreements shall be an amount stipulated by laws and regulations.

CHAPTER VI

ACCOUNTS

(Business Year)

Article 37

The business year of the Company shall commence on April 1 of each year and end on March 31 of the next following year.

(Decision-Making Body of Distribution of Surplus)

Article 38

In respect of the matters provided for in each item of Article 459, Paragraph 1 of the Companies Act including distribution of surplus (hereinafter referred to as the “Dividends”), etc., may be decided by a resolution of the Board of Directors, unless otherwise provided in the applicable laws and ordinances.

(Record Date of Dividends)

Article 39

The Company’s record date of year-end dividend shall be March 31 of each year.

The Company’s record date of interim dividend shall be September 30 of each year.

(Period of Exclusion for Claiming Payment of Dividends)

Article 40

If a dividend remains unreceived after the expiry of three (3) years from the date of commencement of payment thereof, the dividend shall revert to the Company.

End of document

Supplementary Provision

The amendments to Article 1. (Trade Name) and Article 17. (Total Number of Directors) shall come into effect on the effective date of the share exchange (March 17, 2017) subject to the condition that the share exchange shall become effective in accordance with the share exchange agreement dated as of March 30, 2016.

This supplementary provision shall be deleted on the said date.